Exhibit 99.2

Consent of Director Nominee

In connection with the Registration Statement on Form 10 (the “Registration Statement”) of Parkview Capital Credit, Inc., the undersigned hereby consents to being named and described as a director nominee in the Registration Statement, and any amendment to such Registration Statement, and to the filing or attachment of this consent with such Registration Statement and any amendment thereto.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the 17th day of June, 2015.

/s/ Charles Jacobson
Charles Jacobson